                                                                    Exhibit 23.1

                                   CONSENT OF
                              INDEPENDENT AUDITORS

We hereby consent to the incorporation by reference in the Prospectus constituting part of this Registration Statement on Form S-3 of our report dated July 7, 1995 which appears in the Annual Report on Form 10-K for the fiscal year ended May 31, 1995 of RPM, Inc. and of our report on the Financial Statement Schedules which appears in such Annual Report on Form 10-K. We also consent to the reference to our firm made under the heading "EXPERTS" in the Prospectus.

                                       /s/ CIULLA, SMITH & DALE LLP
                                       -----------------------------------------
                                           CIULLA, SMITH & DALE LLP

Cleveland, Ohio
January 25, 1996